Exhibit 10.5

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Enhance Skin Products Inc.

We have audited the accompanying balance sheets of Enhance Skin Products Inc. as of April 30, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended April 30, 2008 and 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enhance Skin Products Inc. as of April 30, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended April 30, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has net losses for the year ended April 30, 2008 of $207,809, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
October 23, 2009

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

ENHANCE SKIN PRODUCTS INC.

BALANCE SHEETS

	April 30	April 30
	2008	2007

ASSETS
Current
Sales tax receivable	$776	$4,026
Deposits	1,339	784

Total current assets	2,115	4,810

Other assets
Patent applications	6,966	269
Trademarks	46,395	42,118

Total other assets	53,361	42,387

Total assets	$55,476	$47,197

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities
Bank indebtedness	$3,088	$2,273
Accounts payable and accrued liabilities	-	1,345
Current portion of long term debt	17,042	17,729

Total current liabilities	20,130	21,347

Long-term bank indebtedness, net of current portion	24,119	42,668

Stockholders equity (deficit)
Authorized:
unlimited number of shares without nominal or par value
Issued and outstanding 10 as of
April 30, 2008 and April 30, 2007	90	90
Additional paid-in capital	222,687	156,368
Translation adjustment	(3,741)	(1,755)
Retained Deficit	(207,809)	(171,521)

Total stockholders' equity (deficit)	11,227	(16,818)

Total liabilities and stockholders' equity (deficit)	$55,476	$47,197

The accompanying notes are an integral part of these financial statements.

ENHANCE SKIN PRODUCTS INC.

STATEMENTS OF OPERATIONS
For the Years ending April 30, 2008, and April 30, 2007

	April 30,	April 30,
	2008	2007

Revenue	$8,229	$-

Cost of goods sold	1,844	-

Gross profit	6,385	-

EXPENSES
Operating expenses
General & administrative	17,118	19,869
Professional fees	14,042	7,804
Development	5,407	54,111
Amortization of trademark	-	5,311
Marketing	985	-

	37,552	87,095

Net loss before other items	(31,167)	(87,095)

Other items
Interest on long term debt	5,121	6,711

Net loss before income taxes	(36,288)	(93,806)

Provision for income taxes	-	-

Net loss	$(36,288)	$(93,806)

Basic and diluted loss per common share	$(3,628.80)	$(9,380.60)

Weighted average number of common shares outstanding	10	10

The accompanying notes are an integral part of these financial statements.

ENHANCE SKIN PRODUCTS INC.

STATEMENT OF STOCKHOLDERS' EQUITY
For the Years ending April 30, 2008, and April 30, 2007

					Deficit
					Accumulated
			Additional		During the	Total
	Common Stock		paid in	Translation	Development	Stockholders
	Shares	Amount	Capital	Adjustment	Stage	Equity

Balance April 30, 2006	10	$90	$95,151	$-	$(77,715)	$17,526

Contribution to APIC			61,217			61,217
Increase (decrease) in translation adjustment				(1,755)		(1,755)
Net loss for the year					(93,806)	(93,806)

Balance April 30, 2008	10	90	156,368	(1,755)	(171,521)	(16,818)

Contribution to APIC			66,319			66,319
Increase (decrease) in translation adjustment				(1,986)		(1,986)
Net loss for the period					(36,288)	(36,288)

Balance April 30, 2009	10	$90	$222,687	$(3,741)	$(207,809)	$11,227

The accompanying notes are an integral part of these financial statements.

ENHANCE SKIN PRODUCTS INC.

STATEMENTS OF CASH FLOWS
For the Years ending April 30, 2008, and April 30, 2007

	April 30,	April 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(36,288)	$(93,806)
add non cash item amortization	-	5,311
Changes in operating assets and liabilities:
Sales tax receivable	3,250	(1,846)
Prepaids & deposits	(555)	9,309
Inventory	-	32,753
Accounts payable and accrued liabilities	(1,344)	673

Cash flows from operating activities	(34,937)	(47,606)

CASH FLOWS FROM INVESTING ACTIVITIES
Patent applications	(6,697)	(269)
Disposal of computers	-	6,357

Cash flows from investing activities	(6,697)	6,088

CASH FLOWS FROM FINANCING ACTIVITIES
Additional paid in capital	66,319	61,218
Payment of loans	(19,236)	(23,602)

Cash flows from financing activities	47,083	37,616

NET INCREASE (DECREASE) IN CASH	5,449	(3,902)
Effect of foreign currency translation adjustments	(6,264)	(1,676)

Cash, beginning of the period	(2,273)	3,305

Cash, end of the period	$(3,088)	$(2,273)

Supplemental disclosure with respect to cash flows:
Cash paid for income taxes	$-	$-
Cash paid for interest	$5,121	$6,711

The accompanying notes are an integral part of these financial statements.

ENHANCE SKIN PRODUCTS INC.
(an Ontario Private Corporation)
NOTES TO FINANCIAL STATEMENTS
April 30, 2008

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Enhance Skin Products Inc (“the Private Company”) is a privately owned Ontario corporation established on July 28, 1992.  Since 2004, the Private Company has been a developer of premium cosmeceutical products marketed under its “Visible Youth™” trademark. Cosmeceuticals are topically applied products containing ingredients that influence the biological function of skin and can be described as a marriage between cosmetics and pharmaceuticals. These products may improve the appearance and condition of the skin by delivering nutrients or protectants necessary for healthy skin.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Private Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements of the Private Company, have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (SEC). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations have been reflected herein

The financial statements have been prepared within the framework of the significant accounting policies summarized below:

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and all highly liquid financial instruments with original purchased maturities of three months or less.

At various times during the year, the Company maintained cash balances in excess of FDIC insurable limits. Management feels this risk is mitigated due to the longstanding reputation of these banks.  At April 30, 2008 the Company had a cash overdraft balance of $3,088 compared to a bank overdraft of $2,273 at April 30, 2007.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Private Company's financial instruments consist of cash and cash equivalents, inventory, sales tax receivable and prepaids & deposits. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

LONG-LIVED ASSETS

We review our long-lived assets, which include intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying amount of such long-lived asset or group of long-lived assets (collectively referred to as "the asset") may not be recoverable. Such circumstances include, but are not limited to:

●	a significant decrease in the market price of the asset;

●	a significant change in the extent or manner in which the asset is being used;

●	a significant change in the business climate that could affect the value of the asset;

●	a current period loss combined with projection of continuing loss associated with use of the asset;

●	a current expectation that, more likely than not, the asset will be sold or otherwise disposed of before the end of its previously estimated useful life.

SALES

All of the Private Company’s sales were to one customer in one geographic region.

REVENUE RECOGNITION

The Private Company recognizes product sales generally at the time the product is shipped. In certain instances the Company recognizes revenue on a C.O.D. basis.  Concurrent with the recognition of revenue, the Company provides for the estimated cost of product returns and

reduces revenue for estimated product returns.   Sales incentives are classified as a reduction of revenue and are recognized when revenue is recognized.  Shipping and handling costs are included in cost of goods sold.

ADVERTISING EXPENSE

The Private Company’s policy regarding advertising is to expense advertising when incurred.  Advertising expense was $985 and nil for the year ended April 30, 2008 and April 30, 2007, respectively.

BASIC AND DILUTED LOSS PER SHARE

The Private Company reports basic loss per share in accordance with the SFAS No. 128, “Earnings Per Share”. Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been provided as it would anti-dilutive.  Dilution is computed by applying the treasury stock method.

PRODUCT DEVELOPMENT COSTS

Product development costs are expensed as incurred. Product development expense was $5,407 and $54,111 for the year ended April 30, 2008 and April 30, 2007, respectively.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (“SFAS 109”) Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FOREIGN CURRENCY TRANSACTIONS

The Private Company’s functional currency is the Canadian dollar (“CDN”).  The Private Company translates from the functional currency to U.S. dollars using the current rate method in accordance with SFAS No 38.  The Private Company uses the U.S. dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with SFAS No. 52.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses would be included in other income (expenses) on the Statement of Operations.

WEBSITE COSTS

Website costs consist of software development costs, which represent costs of design, configuration, coding, installation and testing of the Private Company’s website.  These costs are expensed as they are incurred.

NOTE 3.  RECENT ACCOUNTING PRONOUNCEMENTS

June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”).  The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Private Company does not expect the provisions of SFAS
166 to have a material effect on the financial position, results of operations or cash flows of the Company

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments.  This FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Private Company, currently, does not have any financial assets that are other-than-temporarily impaired.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Private Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the FASB issued SFAS No. 162, “the Hierarchy of Generally Accepted Principles”.  This statement identifies the sources of accounting principles and the framework of selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (“GAAP”) in the Unites States.  The statement is directed to entities rather than auditors because entities are responsible for the selection of accounting principles for financial statements that are presented in conformity with GAAP.  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”.  The Private Company does not expect that the adoption of this statement will have a material impact on its financial position, results of operations or cash flows.

NOTE 4.  GOING CONCERN

The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Private Company has net losses for the period from inception to April 30, 2008 of $207,809. We intend to fund operations through working capital and sales, which may be insufficient to fund our expenditures, working capital and other cash requirements for the next 12 months.

Our ability to become a profitable entity is dependent upon our successful efforts to generate sales and then attain profitable operations.  In response to these problems, management has planned the following actions:

●	Management is currently manufacturing products to generate sales. There can be no assurances, however, that management’s expectations of future sales will be realized.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5.  LONG-LIVED ASSETS

In the year ended April 30, 2007, the Private Company reviewed the carrying value of the Private Company’s trademarks.  At that time the Private Company did not have any prospects to obtain financing to execute its business plan.  Accordingly the Private Company decreased the values of its trademarks by $5,311.  In the year ended April 30, 2008, the Company did not decrease the book value of the trademarks, as equity financing was made available.  As the Company was now able to execute its business plan and make use of these trademarks the Company considered no impairment of the trademark was necessary at April 30, 2008.  The equity financing was received in August 2008, at that time this private Company completed a reverse merger with Zeezoo Software Corp as fully explained in note 12.

NOTE 6.  LONG-TERM DEBT

The Long-term debts are secured by a general security agreement on all of the assets of the Company. Long-term debts consist of the following as of April 30, 2008 and April 30, 2007:

	Monthly	Maturity	Interest	Gross	Current	Long term
	Terms	Date	Rate	Balance	Portion	Liability

Business Development
Bank of Canada	$1,071 plus interest	Dec 2009	11.25%	$21,420	$9,639	$11,781

TD Canada Trust	$823 plus interest	Apr 2010	7.25%	19,741	7,403	12,338

Total at April 30, 2008				$41,161	$17,042	$24,119

		Maturity	Interest	Gross	Current	Long term
	Terms	Date	Rate	Balance	Portion	Liability

Business Development
Bank of Canada	$972 plus interest	Dec 2009	11.25%	$31,112	$8,750	$22,362

TD Canada Trust	$251 plus interest	Jan 2008	7.25%	2,402	2,258	144
	$747 plus interest	Apr 2010	7.25%	26,883	6,721	20,162
Total at April 30, 2007				$60,397	$17,729	$42,668

NOTE 7.  STOCKHOLDERS' EQUITY

AUTHORIZED

The Private Company is authorized to issue an unlimited number of shares without nominal or par value of a class designated as Common Shares, and the Private Company is authorized to issue an unlimited number of shares without nominal or par value of a class designated as Class A Preference Shares.

ISSUED AND OUTSTANDING

On July 28, 1992 (inception), the Private Company issued 10 share of its common stock to its sole director for cash of $90.

NOTE 8.  ADDITIONAL PAID IN CAPITAL

The Private Company has relied on funding for operations from its sole shareholder.  This funding has been accounted for as additional paid in capital.  The sole shareholder made contributions to additional paid in capital of $66,319 and $61,217 during the years ended April 30, 2008 and April 30, 2007, respectively.

NOTE 9.  INCOME TAXES

Net deferred tax assets are $Nil.   Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Private Company has not recorded a valuation allowance.

NOTE 10.  NET OPERATING LOSSES

As of April 30, 2008, the Private Company has a net operating loss carry forward of approximately $207,809, which will expire for tax loss carry forward purposes 10 years from the date the loss was incurred.

NOTE 11.  OPERATING LEASES AND OTHER COMMITMENTS

The Private Company currently has a monthly lease commitment of $1,105 expiring November 30, 2009.  Rent expense was $13,510 and $8,079 for the years ended April 30, 2008 and April 30, 2007, respectively.

Financial commitments for the next five years are:

Fiscal	Lease
Year	Agreement	Total
2009	$13,260	$13,260
2010	7,735	7,735
2011	0	0
2012	0	0
2013	0	0
Total	$20,995	$20,995

NOTE 12.  SUBSEQUENT EVENTS

Reverse merger
Pursuant to an Asset Purchase Agreement by and between Zeezoo Software Corp., a Nevada corporation  (“Zeezoo”) and the Private Company, which closed on August 14, 2008, Zeezoo acquired all of the intellectual property and certain liabilities of the Private Company (the “Assets”). In addition to shares issued for the asset purchase and the cancellation of certain securities of the Zeezoo, the Private Company has acquired approximately 57.6% of the issued and outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”),  On August 28, 2008, Zeezoo changed its name to Enhance Skin Products Inc.

On August 14, 2008, under the terms of the Asset Purchase Agreement, we cancelled 47,910,000 shares of the Common Stock.  As a result, the outstanding shares of the Common Stock were reduced to 20,250,000.

On August 14, 2008, under the terms of the Asset Purchase Agreement, we issued 27,500,000 shares of the Common Stock for the acquisition of all of the intellectual property and certain liabilities of the Private Company.  As a result, the outstanding shares of the Common Stock were increased to 47,750,000.

Financing
On August 14, 2008, we entered into a subscription agreement with the investors (collectively, the “Investors”) pursuant to which we sold to the Investors an aggregate of $1,500,000 of units, each unit consisting of 2 shares of the Common Stock and one warrant to purchase one share of the Common Stock. The unit purchase price was $2.00. Each warrant entitles its holder to subscribe for one additional share of the Common Stock at an exercise price of $1.40 during the period of 24 months from the closing date of August 14, 2008 at 5:00 p.m., Nevada local time.  As a result, the outstanding shares of the Common Stock were increased to 49,250,000.

Net proceeds to us at closing were $1,061,502. $438,300 of funds was disbursed as follows: $300,000 as finder’s fees, $44,600 for professional fees and legal fees associated with the issuance of our securities. A further $34,416 was paid to satisfy existing bank loans and $59,284 was paid to our officers, who had advanced funds for marketing efforts.

Warrants
Warrants for 750,000 shares were issued by us in August 2008. Specifically, we sold 1,500,000 shares of the Common Stock for $1,500,000 to accredited investors and issued warrants to those investors to purchase 750,000 shares of the Common Stock at an exercise price of 1.40 per share expiring August 14, 2010.  We have attributed $341,141 to warrant expense using the Black Scholes option price model.